EXHIBIT 99.1
Stacey Dwyer, EVP
301 Commerce Street, Ste. 500, Fort Worth, Texas 76102
817-390-8200
August 4, 2009
D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FISCAL 2009 THIRD QUARTER RESULTS AND DECLARES QUARTERLY DIVIDEND
FORT WORTH, TEXAS — D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported a net loss for its third fiscal quarter ended June 30, 2009 of $142.3 million, or $0.45 per diluted share. The quarterly results included $110.8 million in pre-tax charges to cost of sales for inventory impairments and write-offs of deposits and pre-acquisition costs related to land option contracts that the Company does not intend to pursue. The net loss for the same quarter of fiscal 2008 was $399.3 million, or $1.26 per diluted share. Homebuilding revenue for the third quarter of fiscal 2009 totaled $914.1 million, compared to $1.4 billion in the same quarter of fiscal 2008. Homes closed totaled 4,240 homes, compared to 6,167 homes in the year ago quarter.
For the nine months ended June 30, 2009, the Company reported a net loss of $313.4 million, or $0.99 per diluted share. The nine-month results included pre-tax charges to cost of sales of $215.2 million of inventory impairments and write-offs of deposits and pre-acquisition costs related to land option contracts that the Company does not intend to pursue. The net loss for the same period of fiscal 2008 was $1.8 billion, or $5.81 per diluted share. Homebuilding revenue for the nine months ended June 30, 2009 totaled $2.6 billion, compared to $4.8 billion for the same period of fiscal 2008. Homes closed in the nine-month period totaled 11,893 homes, compared to 19,435 homes closed in the same period of fiscal 2008.
The Company’s sales order backlog of homes under contract at June 30, 2009 was 5,430 homes ($1.1 billion), compared to 8,281 homes ($1.9 billion) at June 30, 2008. Net sales orders for the third quarter totaled 5,089 homes ($1.1 billion), compared to 5,501 homes ($1.2 billion) for the same quarter of fiscal 2008. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the third quarter of fiscal 2009 was 26%. Net sales orders for the first nine months of fiscal 2009 were 12,026 homes ($2.5 billion), compared to 17,274 homes ($3.8 billion) for the same period of fiscal 2008.

The Company’s homebuilding unrestricted cash balance at June 30, 2009 was $1.97 billion. Net cash provided by operating activities for the first nine months of fiscal 2009 was $1.1 billion, including $124.1 million provided during the three months ended June 30, 2009.
During the third quarter, the Company repurchased $87.8 million principal amount of its outstanding senior notes for a total purchase price of $84.0 million, plus accrued interest.
The Company has declared a quarterly cash dividend of $0.0375 per share. The dividend is payable on August 28, 2009 to stockholders of record on August 19, 2009.
Donald R. Horton, Chairman of the Board, said, “Our net sales orders in the June quarter reflected a 22% sequential increase from our March quarter which was stronger than our usual seasonal trend. However, market conditions in the homebuilding industry are still challenging, characterized by rising foreclosures, high inventory levels of available homes, increasing unemployment, tight credit for homebuyers and weak consumer confidence. We have continued to adjust our business to the current homebuilding environment by reducing our owned lot position and completed specs, controlling costs and strengthening our balance sheet.
“We have generated positive cash flow from operations in each of the past twelve quarters, and our unrestricted homebuilding cash balance was $1.97 billion at June 30, 2009. Our net homebuilding debt to total capitalization was 34.5% at the end of the quarter, and we will continue to focus on maintaining our strong liquidity position and balance sheet.”
The Company will host a conference call today (Tuesday, August 4) at 11:00 a.m. Eastern time. The dial-in number is 800-374-9096, and the call will also be webcast from www.drhorton.com on the “Investor Relations” page.
D.R. Horton, Inc., America’s Builder, is the largest homebuilder in the United States, delivering more than 26,000 homes in its fiscal year ended September 30, 2008. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 76 markets in 27 states in the East, Midwest, Southeast, South Central, Southwest and West regions of the United States. The Company is engaged in the construction and sale of high quality homes with sales prices ranging from $90,000 to over $900,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include our continued focus on maintaining our strong liquidity position and balance sheet. Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the continuing downturn in the homebuilding industry, including further deterioration in industry or broader economic conditions; the downturn in homebuilding and the disruptions in the credit markets, which could limit our ability to access capital and increase our costs of capital; the reduction in availability of mortgage financing and the increase in mortgage interest rates; the limited success of our strategies in responding to adverse conditions in the industry; changes in general economic, real estate, construction and other business conditions; changes in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding operations; the effects of governmental regulations on our financial services operations; our substantial debt and our ability to comply with related debt covenants, restrictions and limitations; competitive conditions within our industry; our ability to effect any future growth strategies successfully; our ability to realize our deferred income tax asset; our net operating loss carryforwards could be substantially limited if we experienced an ownership change as defined in the Internal Revenue Code; and the uncertainties inherent in home warranty and construction defect claims matters. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and most recent quarterly report on Form 10-Q, which are filed with the Securities and Exchange Commission.
WEBSITE ADDRESS: www.drhorton.com

D.R. HORTON, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	September 30,
	2009	2008
ASSETS	(In millions)
Homebuilding:
Cash and cash equivalents	$1,966.3	$1,355.6
Inventories:
Construction in progress and finished homes	1,407.7	1,681.6
Residential land and lots — developed and under development	1,875.9	2,409.6
Land held for development	567.0	531.7
Land inventory not owned	22.7	60.3

	3,873.3	4,683.2
Income taxes receivable	124.9	676.2
Restricted cash	62.0	2.0
Deferred income taxes, net of valuation allowance of $1,068.5 million and $961.3 million at June 30, 2009 and September 30, 2008, respectively	165.4	213.5
Property and equipment, net	62.5	65.9
Earnest money deposits and other assets	198.5	245.5
Goodwill	15.9	15.9

	6,468.8	7,257.8

Financial Services:
Cash and cash equivalents	36.0	31.7
Mortgage loans held for sale	222.7	352.1
Other assets	52.0	68.0

	310.7	451.8

	$6,779.5	$7,709.6

LIABILITIES
Homebuilding:
Accounts payable	$170.6	$254.0
Accrued expenses and other liabilities	685.9	814.9
Notes payable	3,280.2	3,544.9

	4,136.7	4,613.8

Financial Services:
Accounts payable and other liabilities	46.8	27.5
Mortgage repurchase facility	77.4	203.5

	124.2	231.0

	4,260.9	4,844.8

Minority interests	20.9	30.5

STOCKHOLDERS’ EQUITY
Common stock	3.2	3.2
Additional capital	1,728.7	1,716.3
Retained earnings	861.5	1,210.5
Treasury stock, at cost	(95.7)	(95.7)

	2,497.7	2,834.3

	$6,779.5	$7,709.6

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended		Nine months ended
	June 30,		June 30,
	2009	2008	2009	2008
	(In millions, except per share data)
Homebuilding:
Revenues:
Home sales	$896.6	$1,415.0	$2,553.1	$4,619.8
Land/lot sales	17.5	18.3	36.6	145.1

	914.1	1,433.3	2,589.7	4,764.9

Cost of sales:
Home sales	795.0	1,271.7	2,211.5	4,097.1
Land/lot sales	16.7	14.2	32.6	118.0
Inventory impairments and land option cost write-offs	110.8	330.4	215.2	1,410.0

	922.5	1,616.3	2,459.3	5,625.1

Gross profit (loss):
Home sales	101.6	143.3	341.6	522.7
Land/lot sales	0.8	4.1	4.0	27.1
Inventory impairments and land option cost write-offs	(110.8)	(330.4)	(215.2)	(1,410.0)

	(8.4)	(183.0)	130.4	(860.2)

Selling, general and administrative expense	134.3	194.7	388.2	616.1
Interest expense	20.3	11.7	68.9	22.9
Loss (gain) on early retirement of debt	3.9	2.6	(4.4)	2.6
Other (income)	(2.2)	(3.5)	(8.7)	(7.0)

Operating (loss) from Homebuilding	(164.7)	(388.5)	(313.6)	(1,494.8)

Financial Services:
Revenues, net of recourse expense and reinsurance reserves	18.8	30.9	39.1	98.8
General and administrative expense	18.1	23.1	58.5	76.4
Interest expense	0.2	0.6	1.2	2.7
Interest and other (income)	(2.3)	(2.2)	(8.0)	(8.5)

Operating income (loss) from Financial Services	2.8	9.4	(12.6)	28.2

Loss before income taxes	(161.9)	(379.1)	(326.2)	(1,466.6)
(Benefit from) provision for income taxes	(19.6)	20.2	(12.8)	367.2

Net loss	$(142.3)	$(399.3)	$(313.4)	$(1,833.8)

Basic & Diluted:
Net loss per common share	$(0.45)	$(1.26)	$(0.99)	$(5.81)

Weighted average number of common shares	316.9	316.0	316.8	315.5

Other Consolidated Financial Data:
Interest amortized to home and land/lot cost of sales	$30.3	$44.9	$89.1	$178.1

Depreciation and amortization	$5.9	$13.0	$20.7	$42.1

Interest incurred	$43.1	$59.1	$151.0	$180.6

D.R. HORTON, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)

Nine Months Ended
June 30, 2009
(In millions)
Operating Activities
Net loss	$(313.4)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	20.7
Amortization of debt discounts and fees	5.0
Stock option compensation expense	10.0
Income tax benefit from stock option exercises	(0.3)
Deferred income taxes	48.1
Gain on early retirement of debt	(4.4)
Inventory impairments and land option cost write-offs	215.2
Changes in operating assets and liabilities:
Decrease in construction in progress and finished homes	230.6
Decrease in residential land and lots — developed, under development, and held for development	325.3
Decrease in earnest money deposits and other assets	49.2
Decrease in income taxes receivable	551.3
Decrease in mortgage loans held for sale	129.4
Decrease in accounts payable, accrued expenses and other liabilities	(164.7)

Net cash provided by operating activities	1,102.0

Investing Activities
Purchases of property and equipment	(6.2)
Increase in restricted cash	(60.0)

Cash used in investing activities	(66.2)

Financing Activities
Proceeds from notes payable	487.5
Repayment of notes payable	(875.0)
Proceeds from stock associated with certain employee benefit plans	2.0
Income tax benefit from stock option exercises	0.3
Cash dividends paid	(35.6)

Net cash used in financing activities	(420.8)

Increase in Cash and Cash Equivalents	615.0
Cash and cash equivalents at beginning of period	1,387.3

Cash and cash equivalents at end of period	2,002.3

D.R. HORTON, INC.
($’s in millions)

NET SALES ORDERS

	Three Months Ended June 30,				Nine Months Ended June 30,
	2009		2008		2009		2008
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	482	$115.8	372	$95.4	1,024	$239.4	1,225	$315.8
Midwest	377	102.5	406	121.1	842	227.0	1,145	331.5
Southeast	786	145.4	841	172.3	2,087	379.0	2,586	508.4
South Central	1,845	317.6	1,904	344.5	4,319	747.6	5,896	1,048.2
Southwest	583	102.6	836	155.5	1,455	249.0	2,853	525.7
West	1,016	275.2	1,142	348.0	2,299	629.1	3,569	1,095.4

	5,089	$1,059.1	5,501	$1,236.8	12,026	$2,471.1	17,274	$3,825.0

HOMES CLOSED

	Three Months Ended June 30,				Nine Months Ended June 30,
	2009		2008		2009		2008
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	351	$83.1	540	$134.7	1,012	$240.0	1,737	$445.8
Midwest	274	76.8	357	107.8	743	206.5	1,302	391.8
Southeast	718	136.6	890	186.2	2,059	393.6	2,775	600.5
South Central	1,529	269.3	1,894	344.5	4,231	745.0	5,857	1,051.9
Southwest	510	86.8	1,294	251.2	1,624	304.4	4,049	831.2
West	858	244.0	1,192	390.6	2,224	663.6	3,715	1,298.6

	4,240	$896.6	6,167	$1,415.0	11,893	$2,553.1	19,435	$4,619.8

SALES ORDER BACKLOG

	As of June 30,
	2009		2008
	Homes	Value	Homes	Value
East	499	$117.6	682	$176.6
Midwest	427	112.0	443	131.8
Southeast	811	151.1	1,009	217.5
South Central	2,087	362.1	2,732	492.5
Southwest	643	115.2	1,943	380.0
West	963	267.5	1,472	501.2

	5,430	$1,125.5	8,281	$1,899.6